EX 23.1
KPMG LLP
Suite 800
1225 17th Street
Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-205182, 333-217098, 333-226654, 333-254559, and 333-194900) on Form S-8 and registration statements (Nos. 333-253666 and 333-226878) on Form S-3 of our report dated February 23, 2024, with respect to the consolidated financial statements of Energy Fuels Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Denver, Colorado
February 23, 2024